UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 20, 2014

Adaptive Medias, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

16795 Von Karman Ave., #240

Irvine, CA 92606

(Address of principal executive offices)

949-679-0792

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2014, the Registrant loaned to Qayed Shareef (“Mr. Shareef”), the Registrant’s Chief Executive Officer and a member of its Board of Directors, $100,000 (the “Loan”) pursuant to a Secured Promissory Note (the “Note”) and Stock Pledge Agreement (the “Pledge”) attached hereto and filed herewith as Exhibits 10.1 and 10.2, respectively. The Note provides that the Loan shall mature on January 21, 2019, shall accrue simple interest at a rate of 5%, and Mr. Shareef shall make quarterly payments of $1,250 until maturity. The Note is secured by the 18,628,000 shares of the Registrant’s Common Stock currently held by Mr. Shareef, pursuant to the terms of the Pledge. The Loan, the Note, and the Pledge and any document or transaction contemplated thereby, were approved by the Registrant’s Board of Directors on January 21, 2013, voting without Mr. Shareef. The foregoing is qualified in its entirety by the terms of the Note and the Pledge, and such Note and Pledge are incorporated by reference herein.

Item 5.02 Compensatory Arrangement for Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 8.01 Other Events

On January 20, 2014, the Registrant relocated its corporate headquarters to 16795 Von Karman Avenue, #240, Irvine, CA 92606.

Item 9.01 Financial Statements and Exhibits

10.1 Secured Promissory Note dated January 21, 2014

10.2 Stock Pledge Agreement dated January 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2014	ADAPTIVE MEDIAS, INC.

/s/ Qayed Shareef
Qayed Shareef Chief Executive Officer